Amended Articles of Incorporation

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Exhibit (3)(a)
AMENDED ARTICLES OF INCORPORATION

OF

PARKER-HANNIFIN CORPORATION

FIRST. The name of this Corporation is Parker-Hannifin Corporation.

SECOND. The place in the State of Ohio where its principal office is located is the City of Mayfield Heights, in Cuyahoga County.

THIRD. The purpose or purposes for which it is formed are:

1.    To buy or otherwise acquire, produce, manufacture, assemble, repair, or otherwise process, and to sell, lease, or otherwise dispose of, and generally to deal in machinery, equipment, pipe fittings, valves, mechanical appliances, and parts therefor of every kind and description.

2.    To manufacture, compound, refine, fabricate, prepare, process, convert, or otherwise turn substances of every kind and description into compounds, combinations, forms, and products of any kind which can be developed or made therefrom.

3.    To undertake, conduct, assist, promote, and participate in every kind of chemical, industrial, manufacturing, mercantile, or mining enterprise, business, undertaking, venture, or operation in any state, territory, dependency, or colony of the United States, or its insular possessions, or in the District of Columbia, or in any foreign country.

4.    To acquire by purchase or otherwise and to own, hold, improve, develop, maintain, use, lease, sell, convey, transfer, mortgage, guarantee, pledge, exchange, or otherwise deal in or dispose of real and personal property, tangible or intangible, including minerals of all kinds, of any character whatsoever, including, but not by way of limitation, letters patent, patent rights, copyrights, licenses, and franchises, and any or all interests of rights therein.

5.    To purchase, apply for, register, obtain, or otherwise acquire, and to hold, own, use, operate, develop, and introduce, and to sell, lease, assign, pledge, or in any manner dispose of, and in any manner to deal with and contract with reference to applications for letters patent, patents, patent rights, patented processes, designs, and similar rights, copyrights, trademarks, trade names, and similar rights granted by the United States or any other government or country, or any interest therein, or any inventions, and to acquire, own, use, or in any manner dispose of any and all inventions, improvements, and processes, labels, designs, marks, brands, or other rights, and to work, operate, or develop the same.

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6.    To acquire by purchase, subscription, or otherwise, and to own, hold, invest in, sell, negotiate, assign, exchange, dispose of, transfer, pledge, hypothecate, mortgage, guarantee, deal in, lend, or borrow money upon all forms and kinds of securities, shares of stock, scrip, bonds, coupons, debentures, mortgages, notes, commercial paper, trust certificates, land trust certificates, certificates of interest, certificates of deposit, certificates of indebtedness, bills receivable, accounts receivable, contracts, obligations, investments, warrants, and interim receipts and certificates issued or created by, or claims against, any person, firm, corporation, joint stock company, trust, or association, public or private, wherever or however organized or created, or any nation, state, municipality, or political subdivision thereof, and to issue in exchange therefor, in any manner permitted by law, shares of the capital stock, bonds, or other obligations of this Corporation; and, while the holder or owner of any such securities or property, to possess and exercise in respect thereof any and all rights, powers, and privileges of ownership, including all voting, consenting, or other rights in or in respect thereof.

7.    To promote, carry on, or participate with others in the organization, merger, consolidation, financing, liquidation, realization, or reorganization of corporations, partnerships, or associations engaged in any lawful business enterprise; to become interested in or participate with others in any subscription, underwriting, or syndicate; and to enter into contracts, whether alone or with others, for the purchase, issuance, and sale of any securities, property, or rights.

8.    To make, enter into, perform and carry out any arrangements, contracts, and/or agreements of every kind, for any lawful purpose, without limit as to amount or otherwise, with any corporation, association, partnership, firm, trustee, syndicate, individual, and/or any political or governmental division or subdivision, domestic or foreign; to obtain therefrom or otherwise to acquire by purchase, lease, assignment, or otherwise any powers, rights, privileges, immunities, franchises, guaranties, grants, and concessions; to hold, own, exercise, exploit, dispose of, and realize upon the same; and to undertake, conduct, operate, or participate in any business dependent thereon.

9.    To borrow or acquire, in any manner permitted by law, money for any of the purposes of this Corporation, with or without security, and to mortgage, pledge, hypothecate, encumber in any manner, and/or place in the hands of trustees, as security for the payment of money borrowed or in fulfillment of any obligation of this Corporation, any or all property and assets which this Corporation may own or acquire; to draw, make, accept, endorse, discount and have discounted, execute, issue, and deal in every lawful manner in promissory notes, bills of exchange, debentures, bonds, warrants, scrip, drafts, and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof, together with interest thereon, by pledge, mortgage, conveyance, or assignment of the whole or any part of the property and assets of this Corporation, whether at the time owned or thereafter acquired.

10.    To lend money on time or call and with or without collateral security, and to give credit to individuals, firms, corporations, associations, or co-partnerships, and to municipalities, states, nations or any political subdivisions thereof, and to realize upon any property taken by the Corporation as collateral security for any loans.

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11.    To cause or allow the legal title and/or estate, right, or interest in any property, whether real, personal, or mixed, owned, acquired, controlled, or operated by the Corporation, to remain or to be vested or registered in the name of or operated by any person, firm, association, or corporation, domestic or foreign, formed or to be formed, either upon trust for or as agents or nominees of this Corporation or upon any other proper terms or conditions which the Board of Directors may consider for the benefit of the Corporation.

12.    To purchase its own shares in accordance with the provisions of the Ohio General Corporation Law, by action of its Board of Directors, and without action by its shareholders, such purchases to be made either in the open market or at public or private sale, in such manner and amounts, from such holder or holders of outstanding share of the Corporation, and at such prices as the Board of Directors shall from time to time determine.

13.    To have one or more offices or plants, to carry on and conduct all or any part of its operations and business, without restriction or limitation as to amount, both within and without the State of Ohio; and this Corporation may qualify under the laws of, be domiciled in, and conduct any or all of its business in any city, state, commonwealth, district, territory, or colony of the United States, and in any or all foreign countries.

14.    To do any one or more of the acts and things expressed in this Article THIRD either as principal or as agent or representative for any other person, firm, association, corporation, municipality, county, state, body politic, government, or dependency thereof.

15.    In general to do any and all things herein set forth and, in addition, such other acts and things as are incident or conducive to the attainment of the purposes of this Corporation, or any of them, to the same extent that natural persons lawfully might or could do in any part of the world, insofar as such acts and things are not inconsistent with the provisions of the laws of the State of Ohio.

The objects and purposes specified in the foregoing clauses of this Article THIRD shall be construed both as objects and powers, and shall, except where otherwise expressed, be in no wise limited or restricted by reference to, or inference from, the terms of any other clause in this Article THIRD or elsewhere in these Amended Articles of Incorporation, but the objects and purposes specified in each of the foregoing clauses of this Article THIRD shall be regarded as independent objects and purposes and shall not be held to limit or restrict in any way the general powers of the Corporation to do any act permitted by the laws of the State of Ohio.

FOURTH. The authorized number of shares of the Corporation is 603,000,000 consisting of 3,000,000 shares of Serial Preferred Stock of the par value of $.50 per share (hereafter called “Serial Preferred Stock”) and 600,000,000 Common Shares of the par value of $.50 per share (hereinafter called “Common Shares”).

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The shares of each class shall have the following express terms:

DIVISION A
EXPRESS TERMS OF THE SERIAL PREFERRED STOCK

1.    The Serial Preferred Stock may be issued from time to time in series. All shares of Serial Preferred Stock of any one series shall be identical with each other in all respects, except as to the date from which dividends thereon shall be cumulative. All shares of Serial Preferred Stock shall rank equally and shall be identical, except in respect of the matters that may be fixed by the Board of Directors as hereinafter provided. Subject to the provisions of sections 2 to 8, both inclusive, of this Division A, which provisions shall apply to all shares of Serial Preferred Stock, the Board of Directors is hereby authorized to cause such shares of Serial Preferred Stock to be issued in one or more series and with respect to each such series prior to the issuance thereof to fix:

(a)    The designation of the series, which may be by distinguishing     number, letter or title.

(b)    The number of shares of the series, which number the Board of Directors may increase or decrease, except where otherwise provided in the creation of the series.

(c)    The dividend rate of the series.

(d)    The dates at which dividends, if declared, shall be payable, and the dates from which dividends shall be cumulative.

(e)    The liquidation price of the series.

(f)    The redemption rights and price or prices, if any, for shares of the series.

(g)    The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series.

(h)    Whether the shares of the series shall be convertible into Common Shares, and, if so, the conversion price or prices and the adjustments thereof, if any, and all other terms and conditions upon which such conversion may be made.

(i)    Restrictions (in addition to those set forth in sections 6(b) and 6(c) of this Division A) on the issuance of shares of the same series or of any other class or series.

The Board of Directors is authorized to adopt from time to time amendments to the Articles of Incorporation of the Corporation fixing, with respect to each such series, the matters specified in clauses (a) to (i) both inclusive of this section 1.

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2.    The holders of Serial Preferred Stock of each series, in preference to the holders of Common Shares and any other class of shares ranking junior to the Serial Preferred Stock, shall be entitled to receive out of any funds legally available and when and as declared by the Board of Directors cash dividends at the rate (and no more) for such series fixed in accordance with the provisions of section 1 of this Division A, payable quarterly on the dates fixed for such series. Such dividends shall be cumulative, in the case of shares of each particular series, from and after the date or dates fixed with respect to such series. No dividends may be paid upon or declared and set apart for any of the Serial Preferred Stock for any quarterly dividend period unless at the same time a like proportionate dividend for the same quarterly dividend period, ratably in proportion to the respective annual dividend rates fixed therefor, shall be paid upon or declared or set apart for all Serial Preferred Stock of all series then outstanding and entitled to receive such dividend.

3.    So long as any Serial Preferred Stock is outstanding, no dividend, except a dividend payable in Common Shares or any other shares of the Corporation ranking junior to the Serial Preferred Stock, shall be paid or declared or any distribution be made except as aforesaid on the Common Shares or any other shares of the Corporation ranking junior to the Serial Preferred Stock, nor shall any Common Shares or any other shares of the Corporation ranking junior to the Serial Preferred Stock be purchased, retired or otherwise acquired by the Corporation (except out of the proceeds of the sale of Common Shares or any other shares of the Corporation ranking junior to the Serial Preferred Stock received by the Corporation subsequent to June 30, 1967):

(a)    Unless all accrued and unpaid dividends on the Serial Preferred Stock, including the full dividends for the current quarterly dividend period, shall have been declared and paid or a sum sufficient for payment thereof set apart; and

(b)    Unless there shall be no default with respect to the redemption of Serial Preferred Stock of any series from, and no default with respect to any required payment into, any sinking fund provided for shares of such series in accordance with the provisions of section 1 of this Division A.

4.    (a)    Subject to the express terms of each series and to the provisions of section 6(b)(iii) of this Division A, the Corporation (i) may from time to time redeem all or any part of the Serial Preferred Stock of any series at the time outstanding at the option of the Board of Directors at the applicable redemption price for such series fixed in accordance with the provisions of section 1 of this Division A, or (ii) shall from time to time make such redemptions of the Serial Preferred Stock as may be required to fulfill the requirements of any sinking fund provided for shares of such series at the applicable sinking fund redemption price fixed in accordance with the provisions of section 1 of this Division A, together in each case with accrued and unpaid dividends to the redemption date.

(b)    Notice of every such redemption shall be mailed, by first class mail, postage prepaid, to the holders of record of the Serial Preferred Stock to be redeemed at their respective addresses then appearing on the books of the Corporation, not less than 30 nor more than 60 days prior to the date fixed for such redemption. At any time before or after notice has been given as

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above provided, the Corporation may deposit the aggregate redemption price of the shares of Serial Preferred Stock to be redeemed, together with accrued and unpaid dividends thereon to the redemption date, with any bank or trust company in Cleveland, Ohio, or New York, New York, having capital and surplus of more than $5,000,000, named in such notice, directed to be paid to the respective holders of the shares of Serial Preferred Stock so to be redeemed, in amounts equal to the redemption price of all shares of Serial Preferred Stock so to be redeemed, together with accrued and unpaid dividends thereon to the redemption date, on surrender of the stock certificate or certificates held by such holders, and upon the giving of such notice and the making of such deposit such holders shall cease to be shareholders with respect to such shares, and after such notice shall have been given and such deposit shall have been made such holders shall have no interest in or claim against the Corporation with respect to such shares except only to receive such money from such bank or trust company without interest or the right to exercise, before the redemption date, any unexpired rights of conversion. In case less than all of the outstanding shares of Serial Preferred Stock are to be redeemed, the Corporation shall select by lot the shares so to be redeemed in such manner as shall be prescribed by its Board of Directors.

If the holders of shares of Serial Preferred Stock which shall have been called for redemption shall not, within six years after such deposit, claim the amount deposited for the redemption thereof, any such bank or trust company shall, upon demand, pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company and the Corporation shall be relieved of all responsibility in respect thereof and to such holders.

(c)    Any shares of Serial Preferred Stock which are redeemed by the Corporation pursuant to the provisions of this section 4 of this Division A and any shares of Serial Preferred Stock which are purchased and delivered in satisfaction of any sinking fund requirements provided for shares of such series and any shares of Serial Preferred Stock which are converted in accordance with their express terms shall be cancelled and not reissued. Any shares of Serial Preferred Stock otherwise acquired by the Corporation shall be restored to the status of authorized and unissued shares of Serial Preferred Stock without serial designation.

5.    (a)    The holders of Serial Preferred Stock of any series shall, in case of liquidation, dissolution or winding up of the Corporation, be entitled to receive in full out of the assets of the Corporation, including its capital, before any amount shall be paid or distributed among the holders of Common Shares or any other shares ranking junior to the Serial Preferred Stock, the amounts fixed with respect to shares of such series in accordance with Section 1 of this Division A, plus in any such event an amount equal to all dividends accrued and unpaid thereon to the date of payment of the amount due pursuant to such liquidation, dissolution or winding up of the Corporation. In case the net assets of the Corporation legally available therefor are insufficient to permit the payment upon all outstanding shares of Serial Preferred Stock of the full preferential amount to which they are respectively entitled, then such net assets shall be distributed ratably upon outstanding shares of Serial Preferred Stock in proportion to the full preferential amount to which each such share is entitled.

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After payment to holders of Serial Preferred Stock of the full preferential amounts as aforesaid, holders of Serial Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

(b)    The merger or consolidation of the Corporation into or with any other corporation, or the merger of any other corporation into it, or the sale, lease, or conveyance of all or substantially all of the property or business of the Corporation, shall not be deemed to be a dissolution, liquidation or winding up of the Corporation for the purposes of this Section 5 of this Division A.

6.    (a)    The holders of Serial Preferred Stock shall be entitled to one vote for each share of such stock upon all matters presented to shareholders; and, except as otherwise provided herein or required by law, the holders of Serial Preferred Stock and the holders of Common Shares shall vote together as one class on all matters.

If, and so often as, the Corporation shall be in default in the payment of the equivalent of six quarterly dividends (whether or not consecutive) on any series of Serial Preferred Stock at the time outstanding, whether or not earned or declared, the holders of Serial Preferred Stock of all series voting separately as a class and in addition to all other rights to vote for Directors shall be entitled to elect, as herein provided, two members of the Board of Directors of the Corporation; provided, however, that the holders of shares of Serial Preferred Stock shall not have or exercise such special class voting rights except at meetings of the shareholders for the election of Directors at which the holders of not less than a majority of the outstanding shares of Serial Preferred Stock of all series are present in person or by proxy; and provided further that the special class voting rights provided for herein when the same shall have become vested shall remain so vested until all accrued and unpaid dividends on the Serial Preferred Stock of all series then outstanding shall have been paid, whereupon the holders of Serial Preferred Stock shall be divested of their special class voting rights in respect of subsequent elections of Directors, subject to the revesting of such special class voting rights in the event hereinabove specified in this section 6(a).

In the event of default entitling the holders of Serial Preferred Stock to elect two Directors as above specified, a special meeting of the shareholders for the purpose of electing such Directors shall be called by the Secretary of the Corporation upon written request of, or may be called by, the holders of record of at least 10% of the shares of Serial Preferred Stock of all series at the time outstanding, and notice thereof shall be given in the same manner as that required for the annual meeting of shareholders; provided, however, that the Corporation shall not be required to call such special meeting if the annual meeting of shareholders shall be held within 90 days after the date of receipt of the foregoing written request from the holders of Serial Preferred Stock. At any meeting at which the holders of Serial Preferred Stock shall be entitled to elect Directors, the holders of not less than a majority of the outstanding shares of Serial Preferred Stock of all series, present in person or by proxy, shall be sufficient to constitute a quorum, and the vote of the holders of a majority of such shares so present at any such meeting at which there shall be a quorum shall be sufficient to elect the members of the Board of Directors which the holders of Serial Preferred Stock are entitled to elect as hereinbefore provided.

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The two Directors who may be elected by the holders of Serial Preferred Stock pursuant to the foregoing provision shall be in addition to any other Directors then in office or proposed to be elected otherwise than pursuant to such provisions, and nothing in such provisions shall prevent any change otherwise permitted in the total number of Directors of the Corporation or require the resignation of any Director elected otherwise than pursuant to such provisions.

(b)    The vote or consent of the holders of at least two-thirds of the then outstanding shares of Serial Preferred Stock, given in person or by proxy, either in writing or at a meeting called for the purpose at which the holders of Serial Preferred Stock shall vote separately as a class, shall be necessary to effect any one or more of the following (but so far as the holders of Serial Preferred Stock are concerned, such action may be effected with such vote or consent):

(i)    Any amendment, alteration or repeal of any of the provisions of the Articles of Incorporation or of the Code of Regulations of the Corporation which affects adversely the voting powers, rights or preferences of the holders of Serial Preferred Stock; provided, however, that for the purpose of this clause (i) only, neither the amendment of the Articles of Incorporation of the Corporation to authorize, or to increase the authorized or outstanding number of shares of, Serial Preferred Stock or of any shares of any class ranking on a parity with or junior to the Serial Preferred Stock, nor the increase by the shareholders pursuant to the Code of Regulations of the number of Directors of the Corporation shall be deemed to affect adversely the voting powers, rights or preferences of the holders of Serial Preferred Stock; and provided further, that if such amendment, alteration or repeal affects adversely the rights or preferences of one or more but not all then outstanding series of Serial Preferred Stock, only the vote or consent of the holders of at least two-thirds of the number of the then outstanding shares of the series so affected shall be required;

(ii)    The authorization of, or the increase in the authorized number of, any shares of any class ranking prior to the Serial Preferred Stock; or

(iii)    The purchase or redemption (whether for sinking fund purposes or otherwise) of less than all the then outstanding shares of Serial Preferred Stock except in accordance with a purchase offer made to all holders of record of Serial Preferred Stock, unless all dividends on all Serial Preferred Stock then outstanding for all previous quarterly dividend periods shall have been declared and paid or funds therefor set apart and all accrued sinking fund obligations applicable to all Serial Preferred Stock shall have been complied with.

(c)    The vote or consent of the holders of at least a majority of the then outstanding shares of Serial Preferred Stock, given in person or by proxy, either in writing or at a meeting called for the purpose at which the holders of Serial Preferred Stock shall vote separately as a class, shall be necessary (but so far as the holders of Serial Preferred Stock are concerned such action may be effected with such vote or consent) to authorize any shares ranking on a parity with the Serial Preferred Stock or an increase in the authorized number of shares of Serial Preferred Stock.

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7.    No holder of Serial Preferred Stock of any series shall be entitled as such as a matter of right to subscribe for or purchase any part of any issue of shares of the Corporation, of any class whatsoever, or any part of any issue of securities convertible into shares of the Corporation, of any class whatsoever, and whether issued for cash, property, services, or otherwise.

8.    For the purposes of this Division A:

(a)    Whenever reference is made to shares “ranking prior to the Serial Preferred Stock”, such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof as to the payment of dividends or as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation are given preference over the rights of the holders of Serial Preferred Stock.

(b)    Whenever reference is made to shares “on a parity with the Serial Preferred Stock”, such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof as to the payment of dividends or as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation on an equality with the rights of the holders of Serial Preferred Stock.

(c)    Whenever reference is made to shares “ranking junior to the Serial Preferred Stock”, such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof as to the payment of dividends and as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation are junior or subordinate to the rights of the holders of Serial Preferred Stock.

DIVISION B
EXPRESS TERMS OF COMMON SHARES

1.    The Common Shares shall be subject to the express terms of the Serial Preferred Stock and any series thereof. Each Common Share shall be equal to every other Common Share. The holders of Common Shares shall be entitled to one vote for each share held by them upon all matters presented to the shareholders.

2.    No holder of Common Shares shall be entitled as such as a matter of right to subscribe for or purchase any part of any issue of shares of the Corporation, of any class whatsoever, or any part of any issue of securities convertible into shares of the Corporation, of any class whatsoever, and whether issued for cash, property, services or otherwise.

FIFTH.

A.    A Business Combination (as hereinafter defined) shall be authorized and approved by the affirmative vote of the holders of not less than eighty percent (80%) of the outstanding shares of the Corporation entitled to vote generally in elections of Directors; provided, however, that the eighty percent (80%) voting requirement shall not be applicable if:

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1.    The Board of Directors of the Corporation by affirmative vote, which shall include not less than a majority of the entire number of Continuing Directors (as hereinafter defined), (a) has approved in advance the acquisition of those outstanding shares of the Corporation which caused the Interested Party (as hereinafter defined) to become an Interested Party or (b) has approved the Business Combination; or

2.    The Business Combination is a merger or consolidation and the cash or Fair Market Value of other consideration to be received per share by holders of the Common Shares and, if outstanding, the Serial Preferred Stock of the Corporation in said merger or consolidation is not less than an amount equal to (a) the highest of (i) the highest per share price, including commissions, paid by the Interested Party for any shares of the same class or series during the two-year period ending on the date of the most recent purchase by the Interested Party of any such shares, (ii) the highest sales price reported for shares of the same class or series traded on a national securities exchange or in the over-the-counter market during the two-year period preceding the first public announcement of the proposed Business Combination, or (iii) in the case of the Serial Preferred Stock, the amount of the per share liquidation preference, plus (b) interest compounded annually from the date on which the Interested Party became an Interested Party through the date of the Business Combination (the “Interest Period”) at the average discount interest rate on six-month U.S. Treasury Bills, as published each week, less (c) the aggregate amount of any cash dividends paid on the shares of the same class or series during the Interest Period, in an amount up to but not exceeding the amount of interest so payable per share under clause (b) hereof.

B.    For purposes of this Article Fifth:

1.    The term “Business Combination” shall mean (a) any merger or consolidation of the Corporation or a subsidiary of the Corporation with or into an Interested Party, (b) any merger or consolidation of an Interested Party with or into the Corporation or a subsidiary, (c) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) in which an Interested Party is involved, of any of the assets either of the Corporation (including without limitation any voting securities of a subsidiary) or of a subsidiary having a Fair Market Value in excess of $20,000,000, (d) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of any Interested Party, (e) the issuance or transfer (in one transaction or a series of transactions) by the Corporation or a subsidiary of the Corporation to an Interested Party of any securities of the Corporation or such subsidiary, which securities have a Fair Market Value of $20,000,000 or more, or (f) any recapitalization, reclassification, merger or consolidation involving the Corporation or a subsidiary of the Corporation that would have the effect of increasing, directly or indirectly, the Interested Party’s voting power in the Corporation or such subsidiary.

2.    The term “Interested Party” shall mean and include (a) any individual, corporation, partnership, trust or other person or entity which, together with its “affiliates” and “associates” (as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on September 24, 1984) is or, with respect to a

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Business Combination, was within two years prior thereto a beneficial owner of shares aggregating twenty percent (20%) or more of the aggregate voting power of any class of capital stock of the Corporation entitled to vote generally in the election of Directors, and (b) any affiliate or associate of any such individual, corporation, partnership, trust or other person or entity. For the purposes of determining whether a person is an Interested Party, the number of shares deemed to be outstanding shall include shares which the Interested Party or any of its affiliates or associates has the right to acquire (whether immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants, or options, or otherwise, but shall not include any other shares which may be issuable to any other person.

3.    The term “Continuing Director” shall mean a director who is not an affiliate of an Interested Party and who was a member of the Board of Directors of the Corporation immediately prior to the time that the Interested Party involved in a Business Combination became an Interested Party, and any successor to a Continuing Director who is not such an affiliate and who is nominated to succeed a Continuing Director by a majority of the Continuing Directors in office at the time of such nomination.

4.    “Fair Market Value” shall mean the fair market value of the property in question as determined by a majority of the Continuing Directors in good faith.

C.    The provisions of this Article Fifth shall be construed liberally to the end that the consideration paid to holders whose shares are acquired by an Interested Party in connection with a merger or consolidation shall not be less favorable than that paid to holders of such shares prior to such merger or consolidation. Nothing contained in this Article Fifth shall be construed to relieve any Interested Party from any fiduciary duties or obligations imposed by law.

D.    Notwithstanding any other provision of the Amended Articles of Incorporation or 2the Regulations of the Corporation and notwithstanding the fact that a lesser percentage may be specified by law, these Amended Articles or the Regulations of the Corporation, the affirmative vote of the holders of not less than eighty percent (80%) of the then outstanding shares shall be required to amend, alter, change or repeal, or adopt any provisions inconsistent with, this Article Fifth; provided, however, that this paragraph D shall not apply to, and the eighty percent (80%) vote shall not be required for, any amendment, alteration, change or repeal recommended to the shareholders by the Board of Directors of the Corporation if the recommendation has been approved by at least two-thirds of the Continuing Directors.

SIXTH. No holder of shares of the Corporation of any class shall have any right to cumulate the voting power of such shares in the election of Directors. The right to cumulate the voting power of the holder as provided in Section 1701.55 of the Ohio Revised Code (or any successor provision) is hereby specifically denied to all holders of shares of any class of stock of the Corporation.

SEVENTH. At each meeting of shareholders at which directors are to be elected, a candidate for Director shall be elected only if the votes “for” the candidate exceed the votes “against” the candidate. Abstentions and broker non-votes shall not be counted as votes “for” or “against” a

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candidate. Notwithstanding the foregoing, if the Board of Directors determines that the number of candidates exceeds the number of Directors to be elected, then in that election the candidates receiving the greatest number of votes shall be elected.

EIGHTH. These Amended Articles of Incorporation supersede the existing Articles of Incorporation of the Corporation.